EXHIBIT 10.5.1
HELION LICENSE AGREEMENT
- APPENDIX I -
LIST OF SORAPEC PATENTS SUBJECT TO AGREEMENT
Ref	Title	Filing Dates	Filing Number	Publication Date	Publication Number	Countries
41	Nouveau collecteur bipolaire pour pile a combustible New Bipolar Collector for Fuel Cells	21/07/98 8/10/98	98 09 236 PCT/FR98/02149	28/01/2000 03/02/2000	2 781 606 WO 00/05 775	FR EUR, US, CA, JP, KR
42	Structure pour couche active d'electrodes de piles a combustible a electrolyte solide polymère New structure for the active layer of a PEM fuel cell electrode	14/01/99 7/01/00	99 00 295 PCT/FR00/00084	21/07/2000 20/07/2000	2 788 630 WO 00/42670	FR EUR, US, CA, JP, KR
43	Collecteurs bipolaires caracterises par une collecte discrète des charges Improvement made to bipolar collectors characterized by a discrete collection of charges	7/04/99 5/04/00	99 04 277 PCT/FR00/00843	13/10/2000 12/10/2000	2 792 114 WO 00/60686	FR EUR, US, CA, JP, KR
44	Perfectionnements apportes aux collecteurs bipolaires pour pile a combustible de type PEM Improvements to bipolar collectors for PEM fuel cells	30/09/99 27/09/00	99 12 339 PCT/FR 00/02 660	06/04/2001 05/04/2001	2 799 308 WO 01/24295	FR EUR, US, CA, JP, KR
46	Association d'electrodes et de membrane comportant des conducteurs protoniques Electrode-Membrane assemblies with several protonic conductors	26/06/00	00 08106			FR